Pricing Supplement No. 17                      Filing under Rule 424(b)(3)
Dated October 13, 1995                         Registration File No. 33-6978
(To Prospectus dated May 29, 1992 and
Prospectus Supplement dated May 29, 1992)


                                   $100,000,000

                       INTERNATIONAL MULTIFOODS CORPORATION

                          Medium-Term Notes, Series A


Principal Amount:                              $6,000,000
Interest Rate:                                 6.70% per annum
Stated Maturity:                               October 18, 2005
Specified Currency:                            U.S. Dollars
Issue Price (as a percentage of
  principal amount):                           100%
Selling Agent:                                 Lehman Brothers
Selling Agent's Commission:                    0.625%
Net Proceeds to the Company:                   $5,962,500
Settlement Date (original issue date):         October 18, 1995
Redemption Commencement Date (if any):         N/A
Interest Payment Dates:                        March 15 and September 15
                                                 of each year, commencing
                                                 March 15, 1996, until
                                                 maturity


     Additional terms:  Book-Entry Security

     As of the date of this Pricing Supplement, the aggregate principal amount (or its equivalent in other currencies) of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $89,000,000.

     "N/A" as used herein means "Not Applicable".

     Effective as of September 2, 1994, First Trust of New York, National Association, was appointed as successor Trustee to Morgan Guaranty Trust Company of New York under the Indenture relating to the Debt Securities.